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Exhibit 10.14

                      UNCONDITIONAL AND CONTINUING GUARANTY

                  THIS GUARANTY is made effective as of October 1, 2000 (the "Effective Date") by BALANCED CARE CORPORATION ("Guarantor"), in favor of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("Landlord").


                                 R E C I T A L S

                  A. Landlord is granting to Balanced Care at Merrillville, Inc., a corporation organized under the laws of the State of Delaware ("Tenant"), a lease of certain real property ("Property") pursuant to a Master Lease Agreement between Landlord and Tenant of even date, as amended ("Lease"). Tenant intends to operate a facility ("Facility") on the Property as further defined in the Lease. Landlord is also extending a working capital loan to Tenant in the original principal amount of up to $1,000,000.00 ("Working Capital Loan"). The Working Capital Loan is evidenced by a note of even date ("Note") and is subject to the terms and conditions of a Loan Agreement of even date "Loan Agreement"). Any capitalized terms not defined in this Guaranty shall have the meaning set forth in the Lease or Loan Agreement.

                  B. The Facility and all improvements and fixtures constructed and installed on the Property will be the property of Landlord and will be included in the "Leased Property" under the Lease.

                  C. In order to extend the Lease and the Working Capital Loan to Tenant, Landlord requires that this guaranty be provided by Guarantor. Tenant is a wholly owned subsidiary of Guarantor and Guarantor has determined that Guarantor will benefit from the Lease and the Working Capital Loan to Tenant and has agreed to provide this guaranty to Landlord.

                  D. As used herein, "Lease Documents" means the Lease, the Note, the Loan Agreement, and all other documents and agreements made in connection with the Lease and the Working Capital Loan, as amended, modified, renewed or extended from time to time. "Credit" means all rent, late charges, principal, interest, taxes, utility charges, insurance premiums and all other charges, expenses and amounts payable by Tenant to Landlord pursuant to the Lease Documents. "Security" includes all guaranties of any Credit, all interests in real or personal property securing the payment of any Credit or any guaranties of any Credit, and all other agreements, rights, or interests insuring or guaranteeing payment of any Credit. "Lease Obligations" means all of the covenants, obligations and liabilities of Tenant under the Lease Documents, including the payment of the Credit when due.


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                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Guarantor intending to be legally bound hereby, agree as follows:

                  1. Guaranty. Guarantor unconditionally guarantees the prompt payment when due of the Credit and the performance of the Lease Obligations and shall indemnify Landlord and hold Landlord harmless from any costs and expenses in any way arising out of Tenant's failure to repay the Credit or perform the Lease Obligations according to their terms.

                  2. Warranties.

                     (a) Capacity. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor warrants that Guarantor has taken all necessary corporate action to incur the obligations of this guaranty and to execute, deliver and perform this guaranty.

                     (b) Contracts. Guarantor warrants that there is no provision of the Articles of Incorporation or Bylaws of Guarantor, or any existing indenture, contract, or agreement to which Guarantor is a party or of any law, administrative regulation, court order, or consent decree that would be contravened by the execution, delivery, or performance of this guaranty.

                     (c) Inducement to Landlord; Waivers. Guarantor [1] acknowledges that Landlord would not have extended the Credit to Tenant and will not continue to extend Credit to Tenant but for this guaranty; [2] warrants that Guarantor has given this guaranty to induce Landlord to extend and to continue to extend Credit to Tenant; [3] agrees that Landlord may rely on this guaranty in extending future Credit to Tenant without notice to Guarantor, but only in connection with the Leased Property; [4] warrants that Guarantor has received good and valuable consideration for this guaranty; [5] waives acceptance of this guaranty; [6] warrants that Guarantor has not given this guaranty in reliance upon the existence of any Security; [7] acknowledges receipt of notice of all Credit extended before this date; [8] waives notice of any Credit extended after this date except as specifically provided in the Lease; [9] waives protest and any other notice of failure to pay the Credit or to perform any agreement relating to any Credit or Security except as specifically provided in the Lease; [10] acknowledges that Guarantor has read this guaranty, the Lease, the Note, the Loan Agreement, and all other documents in connection with the Lease; and [11] acknowledges that Guarantor understands and agrees to Guarantor's obligations under this guaranty.

                     (d) No Reliance on Information from Landlord. Guarantor [1] warrants that Guarantor has not relied on any information about the Tenant, the Security, or any guarantor of


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the Credit provided directly or indirectly by Landlord; [2] warrants that
Guarantor is familiar with Tenant, Tenant's affairs, and the Security; [3] warrants that Guarantor has had ample opportunity to investigate Tenant, Tenant's affairs, the Security, and the effect that the Credit will have; [4] warrants that Guarantor has been provided all information concerning Tenant, Tenant's affairs, and the Security that Guarantor has requested; [5] warrants that Guarantor has had adequate opportunity to seek and evaluate professional advice concerning Tenant, the Security, and this guaranty from advisors of Guarantor's choosing, including financial and legal advice; and [6] agrees that Guarantor shall not rely on any information provided by Landlord about Tenant or the Security, including any other guarantor. Guarantor shall continue to investigate and evaluate Tenant and the Security independently throughout the term of this guaranty, and Landlord has no obligation to provide Guarantor any information about the Tenant or the Security.

                     (e) No Insolvency. On the date of the Guarantor's entering into this guaranty and after giving effect to all indebtedness of the Guarantor, [1] the Guarantor will be able to pay Guarantor's obligations as they become due and payable; [2] the present fair saleable value of the Guarantor's assets exceeds the amount that will be required to pay Guarantor's probable liability on its obligations as the same become absolute and mature; [3] the sum of the Guarantor's property at a fair valuation exceeds Guarantor's indebtedness; and [4] the Guarantor will have sufficient capital to engage in Guarantor's businesses. The proceeds of the Credit constitute fair consideration and reasonably equivalent value for this guaranty.

                  3. Waivers. Without notice to or consent of Guarantor, Landlord may do or refrain from doing anything affecting any Credit or any Security including the following: [a] granting or not granting any indulgences to anyone liable for payment of the Credit or any Security; [b] failing to get or to perfect any Security; [c] failing to get an enforceable agreement to repay the Credit; [d] releasing any Security or anyone or any property from liability for payment of the Credit; [e] exercising any right or remedy including, without limitation, eviction of Tenant or termination of the Lease; [f] applying any funds received from Tenant, Guarantor or any other party and any funds realized from any Security to the Credit in such manner and in such order or priority as Landlord elects in its sole discretion; [g] delaying in enforcing or failing to enforce any rights to payment of the Credit or rights against any Security; [h] changing the Loan Agreement or any agreement relating to the Credit or the Security including, without limitation, any change in the schedule or manner for the payment of any Credit and any increase or decrease in the rate of interest payable thereon; and [i] extending the time for payment of the Credit including extending the time beyond the term of the Note. In the event that Landlord forecloses or otherwise realizes on any Security for repayment of the Credit, Guarantor agrees that the purchase price at any



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judicial or other sale of the Security paid by Landlord or any other party shall be conclusive evidence of the value of the Security and Landlord shall have an absolute right, subject to applicable law, to obtain a deficiency judgment of all amounts due in excess of such purchase price, to the extent permitted by applicable law. To the fullest extent permitted by law, Guarantor waives the right to contest the value of the Security through appraisals or otherwise, and waives any defense to a deficiency judgment that Guarantor may have pursuant to any statute or other applicable law.

                  4. Defects in Security, Etc. Guarantor's liability under this guaranty shall not be affected by [a] any default in any document concerning any Credit or Security when accepted by Landlord or arising any time thereafter; [b] the unenforceability of or defect in any Security or document relating to any Credit; [c] any decline in the value of any Security; [d] Landlord's failure to obtain any Security or to perfect Landlord's security interest therein; [e] the death, incompetence, insolvency, dissolution, liquidation, or winding up of affairs of Tenant, Guarantor, or anyone liable for any Security or the start of insolvency proceedings by or against any such person or entity; [f] any termination of the leasehold estate created by the Lease to the extent Tenant remained liable under the Lease; [g] the release or discharge of Tenant in any creditor's, receivership, bankruptcy, other insolvency proceedings, or other proceedings; [h] impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of the federal Bankruptcy Code or other statutes or from the decision of any court; [i] the rejection or disaffirmance of the Lease in any such proceedings; [j] the assignment or transfer of the Lease by the Tenant; [k] any disability or other defense of Tenant; [l] the cessation from any cause whatsoever of the liability of Tenant under the Lease; or [m] any reorganization, merger, consolidation, combination, or sale of substantially all the assets of Tenant.

                  5. Waiver of Surety's Defenses. GUARANTOR WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES.

                  6. Unconditional Obligation. If Tenant fails to pay all or any part of any Credit when due after expiration of any applicable grace, notice or cure period, Guarantor shall immediately pay to Landlord all amounts then due and payable in connection with any Credit, regardless of whether or not Landlord first pursues Tenant or exhausts any of its rights or remedies against Tenant, any other Guarantor, others, or other Security. Guarantor shall not have any right of subrogation to the rights of Landlord against any of the assets of Tenant or any other guarantor of the Lease until after indefeasible payment in full of the Credit.


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                  7. Continuing Obligation. This guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, modifications, increases and reductions of the Lease Documents and the Credit. Guarantor's liability under this guaranty shall not be reduced or cancelled by any such action and shall be deemed modified in accordance with the terms of such action, whether or not Guarantor has notice of such action.

                  8. Subordination. Guarantor subordinates to and postpones in favor of the Credit and Security [a] any present and future debts and obligations of Tenant to Guarantor (the "Indebtedness") including but not limited to [i] salary, bonuses, and other payments pursuant to any employment arrangement; [ii] fees, reimbursement of expenses and other payments pursuant to any independent contractor arrangement; [iii] principal and interest pursuant to any Indebtedness; [iv] distributions payable to any shareholders or general or limited partners of Tenant; and [v] lease payments pursuant to any leasing arrangement; and [b] any liens or security interests securing payment of the Indebtedness. Except as otherwise specified in the Lease, the provisions of this paragraph shall be effective only [i] after the occurrence of an Event of Default (as defined in the Lease) and until such Event of Default is cured, or [ii] after the commencement of any bankruptcy or insolvency proceeding by or against Tenant and until such proceeding is dismissed. Guarantor shall not ask for, sue for, demand, take or receive any payment, by setoff or in any other manner, including the receipt of a negotiable instrument, for all or any part of the Indebtedness owed by Tenant, or any successor or assign of Tenant, including without limitation a receiver, trustee or debtor in possession (the term "Tenant" shall include any such successor or assign of Tenant) until the Credit has been paid in full; however, if Guarantor receives such a payment, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Credit, whether matured or unmatured. Notwithstanding any right of Guarantor to ask, demand, sue for, take or receive any payment with respect to the Indebtedness, all rights, liens and security interests of the Guarantor, whether now or hereafter arising, in any assets of the Tenant or in any Security shall be and hereby are subordinated to the rights of Landlord in such assets and Guarantor shall have no right to possession of any such assets or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Credit has been paid in full. Guarantor agrees that Landlord shall be subrogated to the Guarantor with respect to the Guarantor's claims against Tenant and the Guarantor's rights, liens and security interest, if any, in any of the Tenant's assets and proceeds thereof until all of the Credit has been paid in full.

                  Guarantor warrants and represents that Guarantor has not previously assigned any interest in the Indebtedness to any party other than Landlord, that no other party owns an interest in the Indebtedness other than Guarantor, (whether as joint holders


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of the Indebtedness, participants or otherwise) and that, except as provided below, the entire Indebtedness is and shall continue to be owing only to the Guarantor. Guarantor shall not assign or transfer to others any claim Guarantor has or may have against the Tenant, unless such assignment or transfer is made expressly subject to this guaranty.

                  Any claim which Guarantor may make against Tenant or Tenant's estate in any bankruptcy or insolvency proceedings shall be expressly subject to the terms of this Section 8.

                  In the event of any distribution of the assets or readjustment of the obligations and indebtedness of the Tenant, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Indebtedness hereby subordinated, or the application of the assets of the Tenant to the payment or liquidation thereof, Landlord shall be entitled to receive payment in full of any and all of the Credit, due or not due, prior to the payment of all or any part of the Indebtedness hereby subordinated, and in order to enable Landlord to enforce its rights hereunder in any such action or proceeding, Landlord is hereby authorized and empowered in its discretion to make and present for and on behalf of Guarantor such proofs of claims against the Tenant, if the Guarantor shall have failed to file any such proof of claim within thirty (30) days after Landlord has requested Guarantor to file such proofs of claim on account of the Indebtedness hereby subordinated, as Landlord may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Credit.

                  In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Tenant or the proceeds thereof, to the creditors of the Tenant's business, or upon the sale of all or substantially all of the Tenant's assets, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Indebtedness shall be paid or delivered directly to Landlord for application on any of the Credit, due or not due, until such Credit shall have first been fully paid and satisfied. After the occurrence and during the continuance of any Event of Default, in the event that Guarantor shall fail or refuse to take any action that Landlord requests in writing that the Guarantor take with respect to the Indebtedness within thirty (30) days of the Guarantor's receipt of such request, Guarantor authorizes and empowers Landlord to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in Landlord's own name or in the name of Guarantor or



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otherwise, as Landlord may deem necessary or advisable for the enforcement of this guaranty; and Guarantor will execute and deliver to Landlord such powers of attorney, assignments or other instruments or documents, as may be requested by Landlord in order to enable Landlord to enforce any and all claims upon or with respect to any or all of the Indebtedness and to collect and receive any and all payments of distributions which may be payable or deliverable at any time upon or with respect to the Indebtedness, all for Landlord's own benefit.

                  Should any payment, distribution, security, instrument or proceeds which are subject to the subordination contained in the first paragraph of this Section 8 be received by Guarantor upon, or with respect to, the Indebtedness while such subordination provision is effective and prior to the satisfaction of all of the Credit and termination of all financing arrangements between the Tenant and Landlord, Guarantor shall receive and hold the same in trust as trustee, for the benefit of Landlord and shall forthwith deliver the same to Landlord in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application on any of the Credit, due or not due, and until so delivered, the same shall be held in trust by the Guarantor as the property of Landlord. In the event of the failure of Guarantor to make any such endorsement or assignment to Landlord, Landlord, or any of its officers or employees, is hereby irrevocably authorized to make the same.

                  Any instrument evidencing any of the Indebtedness, or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Landlord, pursuant to the terms of this guaranty, and will be delivered to Landlord upon request therefor after the declaration of an Event of Default, if such original is necessary in order to enable Landlord to take any action permitted hereunder, including, without limitation, the filing of proofs of claim on behalf of Guarantor.

                  This subordination shall continue and shall be irrevocable until all the terms, covenants and conditions of the Credit have been fully and completely performed by Tenant or otherwise discharged and released by Landlord, and the Guarantor shall not be released from any duty, obligation or liability hereunder so long as there is any claim of Landlord against Tenant arising out of the Credit which has not been performed, settled or discharged in full.

                  9. Financial Statements.

                     (a) Financial Statements. Not later than 90 days after the end of each fiscal year, Guarantor shall deliver to Landlord audited consolidated financial statements of Guarantor for the preceding year and not later than 90 days after the end of the calendar year each individual Guarantor shall deliver to



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Landlord a current personal financial statement. In addition, not later than 45 days after the end of each quarter, Guarantor shall deliver to Landlord unaudited consolidated financial statements of such Guarantor for the preceding quarter. If Guarantor is or becomes subject to any reporting requirements of the Securities and Exchange Commission ("SEC"), Guarantor shall, in lieu of providing the financial statements described above concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable securities laws.

                     (b) Certificate. With each delivery of financial statements, Guarantor shall also provide to Landlord a Certificate in the form of Exhibit A.

                     (c) Tax Returns. Guarantor shall deliver to Landlord the federal tax return of Guarantor for each year within 15 days after the filing of the return. If the filing date for any tax return has been extended, Guarantor shall also deliver to Landlord a copy of the extension application within 15 days after the date of filing.

                     (d) Other Information. Guarantor shall promptly furnish to Landlord such other information and statements concerning the business affairs and financial condition of the Guarantor as Landlord may reasonably request. Guarantor shall give Landlord access to all books, records, and financial data of Guarantor by or through any of Landlord's officers, agents, attorneys or accountants, at all reasonable times and from time to time. Landlord may examine, inspect, and make extracts from Guarantor's books and other records at all reasonable times and from time to time, subject, however, to any agreements made by Landlord regarding confidentiality of such information.

                     (e) Covenants. Guarantor covenants that all financial statements of Guarantor furnished Landlord will present fairly in all material respects the financial condition of Guarantor as of the dates of the statements and will be prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

                  10. Financial Covenants.

                     (a) Net Worth. Throughout the term of the Lease, Guarantor shall maintain for each fiscal quarter a Net Worth and equity capitalization of not less than $35,000,000.00.

                     (b) Current Ratio. Guarantor shall maintain for each fiscal quarter a ratio of current assets to current liabilities of not less than 1.25 to 1.00.

                     (c) Debt to Equity Ratio. Guarantor shall maintain for each fiscal quarter a ratio of total indebtedness to shareholders' equity not to exceed 10.0 to 1.00. The aggregate lease amount under all capitalized and operating leases shall be



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included as indebtedness and all subordinated debt shall be included as equity.
For purposes of this section, "operating leases" shall include all future lease obligations where Guarantor is not currently the tenant but has an option to purchase the equity interest in or assets of the tenant or where Guarantor otherwise has rights to purchase the assets or equity of the tenant or where Guarantor has agreed to fund operating shortfalls in connection with the operation of the facility by the tenant.

                  11. No Conveyance. Guarantor shall not sell, convey, pledge, encumber or otherwise transfer any ownership interest in Tenant now owned or hereafter acquired, if any, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Guarantor shall not sell, give, convey or otherwise transfer, directly or indirectly, all or substantially all of the assets of Guarantor to any person ("Transferee"). Any transfer of assets that is prohibited by this section shall constitute an Event of Default under the Lease and shall be deemed to be a fraudulent conveyance against Landlord. In the event of any such prohibited transfer, Landlord shall be entitled to enforce this guaranty against the Transferee and to seize all such transferred assets and apply the proceeds from such assets to payment of the Credit, whether matured or unmatured.

                  12. Lease Covenants. Throughout the term of the Lease, Guarantor shall comply with all requirements and covenants of the Lease expressly applicable to Guarantor, including, without limitation, Section 14.5, 14.6, 14.9 and Article 23.

                  13. Subsequent Guaranties. No subsequent guaranty to Landlord by Guarantor shall supersede or terminate this guaranty, but shall be an additional guaranty unless otherwise stated therein and, if Guarantor has given a previous guaranty to Landlord, this guaranty shall be in addition to the previous guaranty.

                  14. Successors, Etc. This guaranty shall be binding upon not only Guarantor but also Guarantor's successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.

                  15. Termination; Revocation. Subject to reinstatement pursuant to Section 16, this guaranty shall automatically terminate on the date on which all of the Credit is paid in full. No revocation of this guaranty or any substitute guaranty by Guarantor shall be effective until all of the Credit has been paid in full.

                  16. Survival. The obligations of the Guarantor under this guaranty will continue to be effective or shall be reinstated, as the case might be, if at any time any payment from the Tenant of any sum due to the Landlord is rescinded or must otherwise be restored or returned by the Landlord on the insolvency, bankruptcy, dissolution, liquidation or reorganization



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of the Tenant or as a result of the appointment of a custodian, conservator, receiver, trustee or other officer with similar powers with respect to the Tenant or any part of the Tenant's property or otherwise. If an event permitting the acceleration of the maturity of the Working Capital Loan has occurred and is continuing and such acceleration is at such time prevented by reason of the pendency against Tenant of a proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for the purposes of this guaranty and the obligations of Guarantor under this guaranty, the maturity of the Working Capital Loan will be deemed to have been accelerated with the same effect as if Landlord had accelerated the same in accordance with the terms of the Loan Agreement and Note, and Guarantor will immediately pay the unpaid balance of the Credit.

                  17. Governing Law. This guaranty shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to the conflict of laws rules thereof.

                  18. Number; Gender. Where appropriate, the number of any word in this guaranty shall include both singular and plural, the gender of any word shall be masculine, feminine, or neuter.

                  19. Enforceability. If any provision of this guaranty or the application thereof to anyone or any circumstance shall be adjudged invalid or unenforceable to any extent, the application of the remainder of the provision to the party or circumstance, the application of the provision to other parties or circumstances, and the application of the remainder of this guaranty shall not be affected thereby. Each provision of this guaranty shall be valid and enforceable to the fullest extent permitted by law.

                  20. No Waivers by Landlord. No forbearance by Landlord in exercising any right under this guaranty, any Credit, or any Security shall operate as a waiver thereof; no forbearance in exercising any right under this guaranty, any Credit, or any Security on any one or more occasions shall operate as a waiver of such right on any other occasion; and no single or partial exercise of any right under this guaranty, any Credit, or any Security shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Landlord's rights under this guaranty are cumulative and not exclusive of any rights or remedies that Landlord may otherwise have.

                  21. Fees and Expenses. Guarantor shall pay to Landlord all costs and expenses incurred by Landlord in administering the Lease and the Security, enforcing or protecting Landlord's rights in connection with any Credit, Security or this guaranty and in collecting payment on any Credit or this guaranty, whether or not an Event of Default (as defined in the Lease) has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] attorney's fees and paralegal fees; [b] the fees and expenses of any litigation, administrative,


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bankruptcy, insolvency, receivership or any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, and witnesses in preparing for litigation and for lodging, travel, and attendance at pretrial hearings, depositions, and trials; and [e] consulting fees and expenses incurred by Landlord in connection with any litigation.

                  22. Notices. Any notices required or desired to be given under this guaranty shall be in writing and shall be delivered in the manner set forth in the Lease, and if to Landlord, delivered to Landlord at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and if to a Guarantor, to the address set forth opposite such Guarantor's signature, or to such other address as Landlord or any Guarantor may hereafter give written notice thereof. All notices shall be effective upon the earlier of actual receipt or three days after deposit in the U.S. mail or one business day after deposit with the overnight courier.

                  23. Amendment. This guaranty may not be amended except in a writing signed by Guarantor and Landlord. All references to this guaranty, whether in this guaranty or any other document or instrument, shall be deemed to incorporate all amendments, modifications, renewals and extensions of this guaranty and all substitutions therefor made after the date hereof.

                  24. [INTENTIONALLY DELETED]

                  25. Counterparts. This guaranty may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  26. JURISDICTION AND VENUE. GUARANTOR IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ADJUDICATION OF ALL MATTERS IN CONTROVERSY UNDER THIS GUARANTY, AND WAIVES ANY OBJECTIONS TO SUCH JURISDICTION AND VENUE AND CONSENTS TO FULL FAITH AND CREDIT BEING GIVEN TO ANY DECISION OF SUCH COURTS BY ANY OTHER STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA. GUARANTOR SHALL NOT ATTEMPT TO LITIGATE ANY MATTERS IN CONTROVERSY UNDER THIS GUARANTY BEFORE ANY COURT OR TRIBUNAL OTHER THAN BEFORE A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO. GUARANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS UPON THE GUARANTOR BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH BELOW AND SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER POSTED.

                  27. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES KNOWINGLY AND



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VOLUNTARILY THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
ARISING OUT OF OR RELATING TO THIS GUARANTY.

                  28. Limitation on Landlord's Recourse. Notwithstanding any provision to the contrary contained in this guaranty, the Loan Agreement, the Lease or any other Lease Document or Loan Document (collectively the "Transaction Documents") and except as provided in subsection (a) below, all obligations of any type or nature of Guarantor under this Guaranty are non-recourse to Guarantor, and shall be payable solely and exclusively by Tenant and out of the pledge by Guarantor of the common stock of Tenant. Except as provided in subsection (a) below, [i] the obligations of Guarantor hereunder do not constitute or create any obligation, general or special, or liability (debt or otherwise) or moral obligation of Guarantor, except to the extent payable by Tenant and except to the extent of the exercise of rights with respect to the pledge of the common stock of Tenant by Guarantor; [ii] any recovery under this Guaranty (whether for obligations of Tenant under the Lease or Loan Agreement or otherwise) shall be solely and exclusively limited to the exercise of the rights of Landlord to execute upon the common stock of Tenant pledged by Guarantor; and [iii] in no manner shall Guarantor or any director, officer, agent or employee of Guarantor be liable for any obligations under this Guaranty, except to the extent that Landlord may execute upon and obtain the common stock of Tenant pledged to Landlord.

                     (a) The foregoing limitation shall not apply to Guarantor's obligations to guaranty performance of Tenant's obligation under Section 2.1.2 of the Loan Agreement.

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



                     IN WITNESS WHEREOF, Guarantor executes and delivers to Landlord this Unconditional and Continuing Guaranty effective as of the Effective Date.

Address:                                  BALANCED CARE CORPORATION
1215 Manor Drive
Mechanicsburg, Pennsylvania 17055         By: /s/ Robin L. Barber
                                                  Robin L. Barber
                                          Title: Senior Vice President and
                                                 Legal Counsel & Assistant
                                                 Secretary

                                          Tax ID No.: 25-1761898